Exhibit 99.1

Globus Medical Reports 2013 Third Quarter Results
Record Quarterly Sales

AUDUBON, PA, October 30, 2013: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the quarter ended September 30, 2013.

•	Worldwide sales were $107.2 million, a 13.1% increase from the third quarter of 2012

•	Net income was $20.3 million or $0.22 per diluted share

•	Non-GAAP Adjusted EBITDA was 33.4% of sales

"We are very pleased with our industry leading top line growth and profitability this quarter. Our growth this quarter is again attributable to the increased adoption and success of newer, more disruptive products, which are designed to provide better treatment for the patient, and are safer and easier to use for the surgeon," commented David Paul, Chairman and CEO. "During the quarter we launched CREO™, our next generation pedicle screw platform, one of the most significant projects in our history. CREO™ offers surgeons significant intraoperative adaptability to tailor the construct to best meet individual patients’ needs in treating complex spinal pathologies."

Mr. Paul continued, “This quarter, we also continued our trend from the first half of the year in attracting and retaining key sales force talent. Our excellent product development execution and robust sales force expansion have us well positioned to continue to take share in the spine market into 2014 and beyond.”

Third quarter net sales were $107.2 million, compared to $94.8 million last year, representing a 13.1% increase. US and international sales grew by 12.6% and 19.1%, respectively, over the same quarter in 2012. International sales represented 8.5% of worldwide third quarter sales.

Net income for the quarter was $20.3 million, or $0.22 per diluted share, as compared to $16.5 million, or $0.18 per diluted share, for the third quarter of 2012. Non-GAAP Adjusted EBITDA for the quarter was 33.4% of net sales, compared to 35.1% for the same period last year. The Medical Device Excise Tax, which was not in effect in 2012, reduced Adjusted EBITDA by 1.8% for the third quarter of 2013.

Free cash flow for the quarter was $28.0 million, and cash, cash equivalents and marketable securities for the quarter increased by $32.1 million, ending the third quarter of 2013 at $263.8 million. The company remains debt free.

Revenue and Non-GAAP Diluted Earnings per Share Guidance
The company today reiterated its annual revenue guidance of approximately $432 million. The Company now expects Non-GAAP earnings per share for the full year to be 83 to 85 cents per share of common stock.

Conference Call Information
Globus Medical will hold a teleconference to discuss its performance with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

If you are unable to participate during the live teleconference, the call will be archived until November 14, 2013. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The pass code for the audio replay is 8797-3902.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration in connection with business acquisitions and provision for litigation loss/(income) and provision for litigation loss - cost of goods sold, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the quarter ended September 30, 2013 and for other comparative periods, we are presenting a non-GAAP measure of diluted earnings per share, which represents diluted earnings per share before provision for litigation loss/(income) and provision for litigation loss - cost of goods sold, net of the tax effects of such provisions. We believe this non-GAAP measure is also a useful indicator of our operating performance, and particularly as an additional measure of comparative operative performance from period to period as it removes the effects of litigation, and specifically the litigation brought against us by DePuy Synthes Products, LLC, in which a jury verdict was returned in June 2013, which we believe is not reflective of underlying business trends. We also define Free Cash Flow as the net cash flows provided by operating activities, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for the quarter ended September 30, 2013 as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.
Adjusted EBITDA, non-GAAP Diluted Earnings Per Share and Free Cash Flow are not calculated in conformity with U.S. GAAP within the meaning of Item 10 of Regulation S-K. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP Diluted Earnings Per Share and Free Cash Flow may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with changing laws and regulations that are applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Sales	$107,187	$94,764	$319,214	$285,458
Cost of goods sold	25,315	18,872	72,309	55,642
Provision for litigation loss	—	—	1,260	—
Gross profit	81,872	75,892	245,645	229,816

Operating expenses:
Research and development	6,568	7,022	20,452	20,698
Selling, general and administrative	45,702	41,780	136,849	124,236
Provision for litigation loss/(income)	99	30	18,418	(801)
Total operating expenses	52,369	48,832	175,719	144,133

Operating income	29,503	27,060	69,926	85,683
Other income/(expense), net	197	(45)	255	(124)
Income before income taxes	29,700	27,015	70,181	85,559
Income tax provision	9,390	10,528	22,554	32,495

Net income	$20,310	$16,487	$47,627	$53,064

Earnings per share:
Basic	$0.22	$0.18	$0.52	$0.60
Diluted	$0.22	$0.18	$0.51	$0.58
Weighted average shares outstanding:
Basic	93,028	90,111	92,418	88,900
Diluted	94,422	92,697	94,044	91,563

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,907	$212,400
Short-term marketable securities	111,239	—
Accounts receivable, net of allowances of $1,238 and $961, respectively	55,274	53,496
Inventories	71,199	62,310
Prepaid expenses and other current assets	6,086	3,020
Income taxes receivable	6,660	5,105
Deferred income taxes	32,399	23,779
Total current assets	384,764	360,110
Property and equipment, net	63,614	61,089
Long-term marketable securities	50,653	—
Intangible assets, net	9,189	9,585
Goodwill	15,372	15,372
Other assets	1,080	977
Total assets	$524,672	$447,133

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,876	$9,991
Accounts payable to related party	3,286	2,556
Accrued expenses	44,411	25,003
Income taxes payable	255	523
Business acquisition liabilities, current	1,652	1,435
Total current liabilities	58,480	39,508
Business acquisition liabilities, net of current portion	9,055	9,909
Deferred income taxes	5,191	7,714
Other liabilities	3,570	3,500
Total liabilities	76,296	60,631
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 93,225 and 91,270 shares at September 30, 2013 and December 31, 2012	93	91
Additional paid-in capital	151,104	136,501
Accumulated other comprehensive loss	(1,125)	(767)
Retained earnings	298,304	250,677
Total equity	448,376	386,502
Total liabilities and equity	$524,672	$447,133

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
(In thousands)	September 30, 2013	September 30, 2012 *
Cash flows from operating activities:
Net income	$47,627	$53,064
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,211	13,500
Provision for excess and obsolete inventories	6,405	5,386
Stock-based compensation	3,865	3,682
Allowance for doubtful accounts	234	336
Deferred income taxes	(11,138)	(5,057)
(Increase)/decrease in:
Accounts receivable	(2,143)	(5,277)
Inventories	(15,715)	(14,587)
Prepaid expenses and other assets	(2,111)	(326)
Increase/(decrease) in:
Accounts payable	1,022	34
Accounts payable to related party	730	3,659
Accrued expenses and other liabilities	19,639	(707)
Income taxes payable/receivable	(1,813)	(1,926)
Net cash provided by operating activities	60,813	51,781

Cash flows from investing activities:
Purchases of marketable securities	(186,748)	—
Maturities of marketable securities	19,000	—
Sales of marketable securities	4,979	—
Purchases of property and equipment	(18,475)	(17,032)
Acquisition of business	—	(6,031)
Net cash used in investing activities	(181,244)	(23,063)

Cash flows from financing activities:
Payment of business acquisition liabilities	(1,000)	(800)
Net proceeds from initial public offering	—	20,963
Net proceeds from issuance of common stock	6,221	1,046
Excess tax benefit related to nonqualified stock options	4,519	2,644
Net cash provided by financing activities	9,740	23,853

Effect of foreign exchange rate on cash	198	(83)

Net increase/(decrease) in cash and cash equivalents	(110,493)	52,488
Cash and cash equivalents, beginning of period	212,400	142,668
Cash and cash equivalents, end of period	$101,907	$195,156

Supplemental disclosures of cash flow information:
Interest paid	42	39
Income taxes paid	$30,956	$36,317
* During the three months ended September 30, 2013, we identified a $5.3 million error in connection with reporting of cash flows for excess tax benefit related to nonqualified stock options and income taxes payable/receivable for the nine months ended September 30, 2012. The error resulted in the understatement of net cash provided by financing activities by $5.3 million and the offsetting overstatement of net cash provided by operating activities by $5.3 million. There was no impact to our results of operations, financial position, or overall cash flows for our previously filed quarterly financial statements. Accordingly, the Consolidated Statement of Cash Flows for the nine months ended September 30, 2012 included herein has been revised to correct this error.

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net Income	$20,310	$16,487	$47,627	$53,064
Interest income, net	(146)	(13)	(336)	(75)
Provision for income taxes	9,390	10,528	22,554	32,495
Depreciation and amortization	4,859	4,612	14,211	13,500
EBITDA	34,413	31,614	84,056	98,984
Stock-based compensation	1,387	1,545	3,865	3,682
Provision for litigation loss/(income)	99	30	18,418	(801)
Provision for litigation loss - cost of goods sold	—	—	1,260	—
Change in fair value of contingent consideration	(134)	63	10	23
Adjusted EBITDA	$35,765	$33,252	$107,609	$101,888
Adjusted EBITDA as a percentage of sales	33.4%	35.1%	33.7%	35.7%
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(Per share amounts)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Diluted earnings per share, as reported	$0.22	$0.18	$0.51	$0.58
Provision for litigation loss/(income), net of taxes	—	—	0.12	(0.01)
Provision for litigation loss - cost of goods sold, net of taxes	—	—	0.01	—
Non-GAAP diluted earnings per share	$0.22	$0.18	$0.64	$0.57
Free Cash Flows:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net cash provided by operating activities	$33,557	$16,901	$60,813	$51,781
Purchases of property and equipment	(5,519)	(5,183)	(18,475)	(17,032)
Free cash flow	$28,038	$11,718	$42,338	$34,749
The following table highlights certain information related to our liquidity and capital resources:

(In thousands)	September 30, 2013	December 31, 2012
	(unaudited)
Cash and cash equivalents	$101,907	$212,400
Short-term marketable securities	111,239	—
Long-term marketable securities	50,653	—
Total cash, cash equivalents and marketable securities	$263,799	$212,400

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$326,284	$320,602

Contact:
Ed Joyce
Director of Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com